PRUDENTIAL WORLD FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                June 13, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential World Fund, Inc.
                  File No. 811-3981


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended April 30, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                   Yours truly,

                                         /s/ Jonathan D. Shain
                                             Jonathan D. Shain
                                             Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 13th day of June 2003.



	Prudential World Fund, Inc.



Witness: /s/ Floyd L. Hoelscher		By: /s/ Jonathan D. Shain
	Floyd L. Hoelscher			Jonathan D. Shain
         	Secretary





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